SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of Report (Date of earliest event reported)        November 24, 2003
                                                      -------------------------



                             INTERCOM SYSTEMS, INC.
                 ----------------------------------------------
               (Exact Name of Registrant as Specified in Charter)



      Delaware                     000-12854              11-2599441
----------------------------    ------------------     ---------------
(State or Other Jurisdiction     (Commission File      (IRS Employer
    of Incorporation)                Number)           Identification No.)



111 Village Parkway, Building #2, Marietta, Georgia       30067
---------------------------------------------------       -----
(Address of Principal Executive Offices)                  (Zip Code)



Registrant's telephone number, including area code   (770) 951-0984
                                                     -----------------



                                Not Applicable
--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 4. Changes in Registrant's Certifying Accountant

     (a)  Previous independent accountants

          (i) Effective November 24, 2003, Bederson & Company LLP resigned as Intercom Systems, Inc.'s ("Company") independent accountants. Bederson & Company LLP decided not to continue to register with the Public Accounting Oversight Board and therefore had to resign from its public company accounts.

          (ii) The reports of Bederson & Company LLP on the Company's consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the report of Bederson & Company LLP accompanying the Company's audited financial statements as of June 30, 2003 and June 30, 2002 was qualified as to the Company's ability to continue as a going concern.

          (iii) The Company's  Audit Committee did not participate in or approve
     the  decision  to  change  independent  accountants,   as  the  independent
     accountants resigned.

          (iv) In connection with its audits for the two most recent fiscal years there have been no disagreements with Bederson & Company LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Bederson & Company LLP, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years.

          (v) During the two most recent fiscal years, there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

          (vi) The Company requested that Bederson & Company LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is attached as Exhibit 16.1 to this Form 8-K.

     (b)  New independent accountants

     The Company engaged Weinberg & Company, P.A. as its new independent accountants as of November 25, 2003. During the two most recent fiscal years, the Company has not consulted with Weinberg & Company, P.A. regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, and no written report or oral advice was provided to the Company concluding there was an important factor to be considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K.

Item 7.  Financial Statement and Exhibits

         (c) Exhibits:

             16.1     Letter from Bederson & Company LLP dated December 1, 2003.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: December 1, 2003           INTERCOM SYSTEMS, INC.


                                 By:  /s/  Robert H. Donehew
                                      ______________________________
                                      Name:  Robert H. Donehew
                                      Title: acting  Chairman, acting President,
                                             Vice President and Treasurer





                                       3